EXHIBIT 21


                            MEMBERWORKS INCORPORATED
                            SIGNIFICANT SUBSIDIARIES

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                                                                              STATE OF INCORPORATION
SUBSIDIARY                                                                        OR ORGANIZATION
----------                                                                        ---------------

Coverdell & Company, Inc.                                                             Georgia
Discount Development Services, L.L.C.                                                 Illinois
MemberWorks Canada Corporation                                                        Canada
Quota-Phone, Inc.                                                                     New York

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